Exhibit 23(b)

                                 CONSENT OF ENGINEER

               We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-3 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission (Registration Statement No. 333-48647) of our reports, each dated January 12, 1998, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to Ralph E. Davis Associates, Inc. in this Post-Effective Amendment No. 1 to such registration statement.


                                 RALPH E. DAVIS ASSOCIATES INC.



          Houston, Texas
          July 13, 1998